Exhibit 99.1
Qualtrics to be Acquired by Silver Lake and CPP Investments for $12.5 Billion

Reaches definitive agreement to become an independent, private company

Positions the pioneer and leader in Experience Management for its next chapter of growth at scale

Qualtrics shareholders to receive $18.15 per share in cash,
a 73% premium to 30-day unaffected VWAP

PROVO, Utah & SEATTLE – March 12, 2023 – Qualtrics (NASDAQ: XM), the leader and pioneer of the experience management (XM) software category, announced that it has entered into a definitive agreement to be acquired by Silver Lake, the global leader in technology investing, in partnership with Canada Pension Plan Investment Board (CPP Investments), in an all-cash transaction that values Qualtrics at approximately $12.5 billion.

Silver Lake and its co-investors, together with CPP Investments, will acquire 100% of the outstanding shares Silver Lake does not already own, including the entirety of SAP’s majority ownership interest. Qualtrics will become an independent, privately held company positioned to drive category-defining innovation and efficient growth at scale on its path to becoming the next great enterprise cloud software platform.

Under the terms of the agreement, Qualtrics shareholders, including SAP, will receive $18.15 per share in cash. This represents a 73% premium to the 30-day volume-weighted average price on January 25, 2023, the last full trading day prior to SAP’s announcement to explore a sale of its stake in Qualtrics, and a 62% premium relative to the unaffected closing price on January 25, 2023.

Qualtrics will continue to be led by Chief Executive Officer Zig Serafin, and the company will remain headquartered in Provo, Utah and Seattle, Washington.

“I couldn’t be more excited for this step in our journey,” said Ryan Smith, Qualtrics Founder and Executive Chairman. “Silver Lake’s belief in our vision and their amazing track record of helping founders and management teams speaks for itself. We look forward to working together and driving category-defining growth to build the next great enterprise cloud platform.”

“Qualtrics is becoming central to how businesses make mission critical customer and employee decisions that increase revenue and operational efficiency. With our AI-powered platform and automated actions, we help companies deliver exceptional experiences and build deep relationships with their customers and employees at scale,” said Zig Serafin, Chief Executive Officer at Qualtrics. “We are incredibly excited to partner with the team at Silver Lake, who deeply understand our business and will help us continue to build a high performing company, invest in our innovation and expand our ecosystem to help our customers succeed.”

“We are strong believers in the amazing technology platform that Ryan, Zig and their phenomenal engineering and sales teams are building, and we’re thrilled to support the continued efficient growth of Qualtrics into a generational, highly profitable platform company by enabling further investment across all aspects of the business, including areas such as AI and other powerful new technologies,” said Egon Durban, Co-CEO of Silver Lake. “This is a landmark transaction for Silver Lake, reflecting our confidence in the team and their vision. As they shape and continue to grow the next great enterprise software platform, they are the kind of leaders we have been most excited to partner with over many years of technology investing.”

“Silver Lake has both the operational expertise and the track record with software companies to help Qualtrics extend its leadership in the XM category it pioneered,” said Christian Klein, CEO and Member of the Executive Board of SAP SE. “Since we acquired Qualtrics in 2019 the company has more than tripled its revenue while delivering profitability. SAP intends to remain a close go-to-market and technology partner, servicing joint customers and continuing to contribute to Qualtrics’s success. The number of companies and brands using Qualtrics software has risen from 10,000 at the time of SAP’s purchase to over 18,000 today.”

“We would like to thank SAP for their stewardship of Qualtrics over the past four years,” said Kyle Paster, Managing Director at Silver Lake. “We are pleased to be joined by a high quality investor and bank group in supporting Ryan, Zig and the rest of the Qualtrics team with a low leverage capital structure designed to fuel the company’s next stage of growth, broadening the power of the Qualtrics technology platform.”

“This is a unique opportunity to invest in a category creator led by a strong management team that is shaping a rapidly growing market,” said Hafiz Lalani, Managing Director and Head of Direct Private Equity at CPP Investments. “We look forward to supporting the team in driving continued innovation as they help clients re-define their customer and employee experiences around the world.”

Transaction Details

The transaction is fully financed by equity commitments from Silver Lake and co-investors together with $1.75 billion in equity from CPP Investments and $1 billion in debt.

Qualtrics’s Board of Directors, as well as a Qualtrics committee of independent directors, has approved the transaction, which has also been approved by SAP in its capacity as the principal shareholder of Qualtrics. No other shareholder approval is required. The transaction is expected to close in the second half of 2023, subject to the satisfaction of customary closing conditions, including the receipt of the requisite regulatory approvals.

Upon completion of the transaction, Qualtrics’s common stock will no longer be listed on any public market.

Qualtrics and SAP intend to maintain a go-to-market and technology partnership to both service existing joint customers and target new customer opportunities.

For further information regarding all terms and conditions contained in the definitive merger agreement, please see Qualtrics’s Current Report on Form 8-K, which will be filed in connection with this transaction.

Advisors

Morgan Stanley & Co. LLC acted as financial advisor to Qualtrics, and Goodwin Procter LLP acted as legal advisor.

Barclays Capital Inc. acted as financial advisor to SAP SE, and Shearman & Sterling LLP acted as legal advisor.

Goldman Sachs & Co. LLC acted as financial advisor to a Qualtrics committee of independent directors and Freshfields Bruckhaus Deringer US LLP acted as legal advisor.

J.P. Morgan acted as financial advisor and Latham & Watkins LLP and Simpson Thacher & Bartlett LLP acted as legal advisors, with regard to the transaction and to the debt financing, respectively, to Silver Lake.

About Qualtrics

Qualtrics, the leader and creator of the experience management category, is a cloud-native software provider that helps organizations quickly identify and resolve points of friction across all digital and human touchpoints in their business – so they can retain their best customers and employees, protect their revenue, and drive profitability. More than 18,750 organizations around the world use Qualtrics’s advanced AI to listen, understand, and take action. Qualtrics uses its vast universe of experience data to form the largest database of human sentiment in the world. Qualtrics is co-headquartered in Provo, Utah and Seattle, and operates out of 28 offices globally. To learn more, please visit Qualtrics.com.

About Silver Lake

Silver Lake is a global technology investment firm, with more than $92 billion in combined assets under management and committed capital and a team of professionals based in North America, Europe and Asia. Silver Lake’s portfolio companies collectively generate more than $272 billion of revenue annually and employ approximately 681,000 people globally.

About CPP Investments

Canada Pension Plan Investment Board (CPP Investments™) is a professional investment management organization that manages the Fund in the best interest of the 21 million contributors and beneficiaries of the Canada Pension Plan. In order to build diversified portfolios of assets, investments are made around the world in public equities, private equities, real estate, infrastructure and fixed income. Headquartered in Toronto, with offices in Hong Kong, London, Luxembourg, Mumbai, New York City, San Francisco, São Paulo and Sydney, CPP Investments is governed and managed independently of the Canada Pension Plan and at arm’s length from governments. At December 31, 2022, the Fund totaled $536 billion. For more information, please visit www.cppinvestments.com or follow us on LinkedIn, Facebook or Twitter.
About SAP
SAP’s strategy is to help every business run as an intelligent, sustainable enterprise. As a market leader in enterprise application software, we help companies of all sizes and in all industries run at their best: SAP customers generate 87% of total global commerce. Our machine learning, Internet of Things (IoT), and advanced analytics technologies help turn customers’ businesses into intelligent enterprises. SAP helps give people and organizations deep business insight and fosters collaboration that helps them stay ahead of their competition. We simplify technology for companies so they can consume our software the way they want – without disruption. Our end-to-end suite of applications and services enables business and public customers across 25 industries globally to operate profitably, adapt continuously, and make a difference. With a global network of customers, partners, employees, and thought leaders, SAP helps the world run better and improve people’s lives. For more information, visit www.sap.com.

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “project,” “will,” “would,” “should,” “could,” “can,” “predict,” “potential,” “target,” “explore,” “continue,” or the negative of these terms, and similar expressions intended to identify forward-looking statements.

Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to numerous uncertainties and risks, including factors beyond our control, that could cause actual results, performance or outcomes to differ materially from those anticipated or implied in the statements. Important factors that could cause actual outcomes or results to differ materially from the forward-looking statements include, but are not limited to, (a) the ability of the parties to consummate the Merger in a timely manner or at all; (b) the satisfaction (or waiver) of closing conditions to the consummation of the Merger; (c) potential delays in consummating the Merger; (d) the ability of the Company to timely and successfully achieve the anticipated benefits of the Merger; (e) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the Merger Agreement; (f) the Company’s ability to implement its business strategy; (g) significant transaction costs associated with the Merger; (h) potential litigation relating to the Merger; (i) the risk that disruptions from the Merger will harm the Company’s business, including current plans and operations; (j) the ability of the Company to retain and hire key personnel; (k) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the proposed Merger; (l) legislative, regulatory and economic developments affecting the Company’s business; (m) general economic and market developments and conditions; (n) the evolving legal, regulatory and tax regimes under which the Company operates; (o) potential business uncertainty, including changes to existing business relationships, during the pendency of the Merger that could affect the Company’s financial performance; (p) restrictions during the pendency of the Merger that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; and (q) unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, as well as the Company’s response to any of the aforementioned factors. These risks, as well as other risks associated with the proposed transaction, are more fully discussed in the Information Statement to be filed with the SEC in connection with the proposed transaction. While the list of factors presented here is, and the list of factors presented in the Information Statement will be, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on the Company’s financial condition, results of operations, or liquidity. The Company does not assume any obligation to publicly provide revisions or updates to any forward-looking statements, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

Contacts

Qualtrics

Gina Sheibley
Chief Communications Officer
press@qualtrics.com

Rodney Nelson
Head of Investor Relations
investors@qualtrics.com

Silver Lake

Matt Benson
Managing Director and Head of Communications
matthew.benson@silverlake.com
+1 212 401 6055

Jennifer Stroud
jennifer.stroud@edelmansmithfield.com
+1 646 565 1792

CPP Investments
Asher Levine
Managing Director, Global Corporate Communications
media@cppib.com

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